Exhibit 99.1

FG Financial Group, Inc. Reports First Quarter Financial Results

5/16/2022

Company Continues to Execute on SPAC Strategy with Two IPOs and Grows Reinsurance Premiums

ST. PETERSBURG, FL – FG Financial Group, Inc. (Nasdaq:FGF) (the “Company”), a reinsurance and investment management holding company focused on opportunistic collateralized and loss capped reinsurance, while allocating capital in partnership with Fundamental Global® and from time to time other strategic investors, to SPAC and SPAC sponsor-related businesses, today announced results for the first quarter ended March 31, 2022.

FG Financial Group CEO Larry Swets, Jr. commented, “During the quarter, we executed our strategy to grow intrinsic value with a long-term focus on our SPAC and reinsurance businesses. We completed IPOs for two of our FG Financial Group SPAC platform sponsors, marking the third and fourth IPOs supporting the advancement of our SPAC strategy. During the quarter our reinsurance business also performed well over Q1 2021, and we continue to evaluate opportunities to write opportunistic loss capped contracts that align with our underwriting standards. As we head through 2022 we continue to see asymmetric risk/reward opportunities across our markets, and remain focused on patiently allocating capital to drive long-term shareholder value.”

Select 2022 First Quarter Financial Results and Highlights

Net loss attributable to common shareholders for the first quarter increased to $4.3 million, or $(0.66) per fully diluted share, compared to a loss of $0.3 million, or $(0.06) per fully diluted share for the first quarter of 2021.

The Company’s 2022 first quarter financial results included:

●	Net premiums earned increased to $2.5 million from $0.2 million in the first quarter of last year.
●	Net investment loss for the first quarter was $2.4 million compared to net investment income of $1.9 million in the prior year period.
●	The Company paid the 8% Series A Preferred Share dividend of $0.45 million, which represents the Company’s 16th consecutive quarter of paying the full dividend due on the Preferred shares since their issuance in February 2018.
●	General and administrative expense decreased by $0.3 million to $1.7 million for the quarter, compared to $2.0 million for the three months ended March 31, 2021.

Balance Sheet Highlights

As of March 31, 2022, key balance sheet items included:

●	Cash and cash equivalents of $8.5 million.
●	Investments of $15.7 million comprised of FedNat common stock of $1.1 million, Oppfi having an estimated fair value of $2.7 million, Hagerty having an estimated fair value of $3.0 million, and the Company’s two new investments under its SPAC Platform, FG Merger Corp and FG Acquisition Corp, having estimated fair values of $2.6 million and $4.1 million, respectively.
●	Total shareholders’ equity of $29.8 million.

FG Financial Group, Inc.

FG Financial Group, Inc. is a reinsurance and investment management holding company focused on opportunistic collateralized and loss capped reinsurance, while allocating capital in partnership with Fundamental Global® and from time to time other strategic investors, to SPAC and SPAC sponsor-related businesses. The Company’s principal business operations are conducted through its subsidiaries and affiliates.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements are therefore entitled to the protection of the safe harbor provisions of these laws. These statements may be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “budget,” “can,” “contemplate,” “continue,” “could,” “envision,” “estimate,” “expect,” “evaluate,” “forecast,” “goal,” “guidance,” “indicate,” “intend,” “likely,” “may,” “might,” “outlook,” “plan,” “possibly,” “potential,” “predict,” “probable,” “probably,” “pro-forma,” “project,” “seek,” “should,” “target,” “view,” “will,” “would,” “will be,” “will continue,” “will likely result” or the negative thereof or other variations thereon or comparable terminology. In particular, discussions and statements regarding the Company’s future business plans and initiatives, are forward-looking in nature. We have based these forward-looking statements on our current expectations, assumptions, estimates, and projections. While we believe these to be reasonable, such forward-looking statements are only predictions and involve a number of risks and uncertainties, many of which are beyond our control. These and other important factors may cause our actual results, performance, or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements, and may impact our ability to implement and execute on our future business plans and initiatives. Management cautions that the forward-looking statements in this release are not guarantees of future performance, and we cannot assume that such statements will be realized or the forward-looking events and circumstances will occur. Factors that might cause such a difference include, without limitation: market conditions and risks associated with our inability to identify and realize business opportunities, and the undertaking of any new such opportunities, general conditions in the global economy, including the impact of health and safety concerns from the current outbreak of the COVID-19 coronavirus; our lack of operating history or established reputation in the reinsurance industry; our inability to obtain or maintain the necessary approvals to operate reinsurance subsidiaries; risks associated with operating in the reinsurance industry, including inadequately priced insured risks, credit risk associated with brokers we may do business with, and inadequate retrocessional coverage; our inability to execute on our investment and investment management strategy, including our strategy to invest in the risk capital business of special purpose acquisition companies (SPACs); potential loss of value of investments; risk of becoming an investment company; fluctuations in our short-term results as we implement our new business strategy; risks of being unable to attract and retain qualified management and personnel to implement and execute on our business and growth strategy; failure of our information technology systems, data breaches and cyber-attacks; our ability to establish and maintain an effective system of internal controls; our limited operating history as a publicly traded company; the requirements of being a public company and losing our status as a smaller reporting company or becoming an accelerated filer; any potential conflicts of interest between us and our controlling stockholders and different interests of controlling stockholders; potential conflicts of interest between us and our directors and executive officers; volatility or decline of the shares of FedNat Holding Company common stock received by us as consideration in the sale of our insurance business or limitations and restrictions with respect to our ownership of such shares; risks of being a minority stockholder of FedNat Holding Company; risks associated with our related party transactions and investments; and risks associated with our investments in SPACs, including the failure of any such SPAC to complete its initial business combination.

INVESTOR RELATIONS:

IMS Investor Relations

John Nesbett/Jennifer Belodeau

(203) 972-9200

fgfinancial@imsinvestorrelations.com

FG FINANCIAL GROUP, INC.

Consolidated Balance Sheets

($ in thousands, except share and per share data)

	March 31, 2022 (unaudited)	December 31, 2021
ASSETS
Equity securities, at fair value (cost basis of $11,367 and $14,495, respectively)	$1,067	$1,421
Other investments	14,633	14,040
Cash and cash equivalents	8,501	15,542
Deferred policy acquisition costs	699	786
Reinsurance balances receivable	3,773	3,853
Funds deposited with reinsured companies	4,442	4,442
Other assets	2,529	745
Total assets	$35,644	$40,829

LIABILITIES
Loss and loss adjustment expense reserves	$1,955	$2,133
Unearned premium reserves	3,238	3,610
Accounts payable	598	502
Other liabilities	51	575
Total liabilities	$5,842	$6,820

SHAREHOLDERS’ EQUITY
Series A Preferred Shares, $25.00 par and liquidation value, 1,000,000 shares authorized; 894,580 shares issued and outstanding as of March 31, 2022 and December 31, 2021	$22,365	$22,365
Common stock, $0.001 par value; 100,000,000 shares authorized; 6,528,001 and 6,497,205 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	7	6
Additional paid-in capital	46,099	46,037
Accumulated deficit	(38,669)	(34,399)
Total shareholders’ equity	29,802	34,009
Total liabilities and shareholders’ equity	$35,644	$40,829

FG FINANCIAL GROUP, INC.

Consolidated Statements of Operations

($ in thousands, except share and per share data)

(Unaudited)

	Three months ended March 31,
	2022	2021
Revenue:
Net premiums earned	$2,473	$185
Net investment income (loss)	(2,346)	1,850
Other income	25	55
Total revenue	152	2,090

Expenses:
Net losses and loss adjustment expenses	1,524	106
Amortization of deferred policy acquisition costs	712	57
General and administrative expenses	1,739	2,039
Total expenses	3,975	2,202

Loss from continuing operations before income taxes	(3,823)	(112)
Income tax benefit	–	–
Net loss from continuing operations	$(3,823)	$(112)
Discontinued operations:
Gain from sale of the Maison Business, net of taxes	–	145
Net income (loss)	(3,823)	33
Loss attributable to noncontrolling interests	–	(1)
Dividends declared on Series A Preferred Shares	447	350
Loss attributable to FG Financial Group, Inc. common shareholders	$(4,270)	$(316)

Basic and diluted net income (loss) per common share:
Continuing operations	$(0.66)	$(0.09)
Discontinued operations	–	0.03
	$(0.66)	(0.06)

Weighted average common shares outstanding:
Basic and diluted	6,477,568	4,992,989